SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 10, 2003

                          GENTIVA HEALTH SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       1-15669                 36-4335801
(State or Other Jurisdiction      (Commission File No.)         (IRS Employer
      of Incorporation)                                      Identification No.)

       3 Huntington Quadrangle, 2S, Melville, New York       11747-8943
          (Address of Principal Executive Offices)           (Zip Code)

                                 (631) 501-7000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events and Required FD Disclosure.

         There is a typographical error appearing on page 4 of Gentiva Health Services, Inc.'s ("Gentiva" or the "Company") Annual Report on Form 10-K for the fiscal year ended December 29, 2002, filed with the Commission on March 25, 2003. Under "Item 1. Business", the first sentence under the heading "Number of Persons Employed", should read: "At December 29, 2002, the Company had approximately 3,250 full-time employees, including approximately 500 salaried caregivers." The information in this Item 5 shall be deemed "filed" with the Commission and incorporated by reference in Gentiva's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

(c)               Exhibits.
                  The following exhibit is filed herewith:

Exhibit No.       Description
-----------       -----------

99.1 Presentation of Adjusted EBITDA Contained in Gentiva Health Services, Inc.'s 2002 Annual Report to Shareholders

Item 9. Regulation FD Disclosure (also provides information required under Item 12 "Results of Operations and Financial Condition").

         On or about April 10, 2003, Gentiva mailed its annual report to shareholders of record as of March 21, 2003. On the inside front cover page of the annual report, Gentiva included a presentation of Adjusted EBITDA, which is considered a non-generally accepted accounting principles ("GAAP") financial measure under the rules and regulations of the U.S. Securities and Exchange Commission, as well as information on Gentiva's Loss from Continuing Operations, which management believes is the most directly comparable financial measure calculated and presented in accordance with GAAP, and a reconciliation of Adjusted EBITDA to Loss from Continuing Operations. A copy of this presentation is attached as Exhibit 99.1 hereto, and is being furnished, not filed, under
Item 9 to this report on Form 8-K.

         Adjusted EBITDA represents income (loss) before interest, taxes, depreciation and amortization and excludes restructuring and other special charges. Although Adjusted EBITDA is not a GAAP financial measure, management believes that Adjusted EBITDA is a useful adjunct to net income and other measurements under GAAP because it is a meaningful measure of a company's performance and ability to meet its future debt service requirements, fund capital expenditures and meet working capital requirements. Adjusted EBITDA is a management tool used by Gentiva to monitor its financial performance, and is also used as part of the calculation of Gentiva's performance under its senior bank facility covenants. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, and interest rates. Restructuring and

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other special charges represent costs associated with unusual or infrequent events or transactions. Management believes that excluding these items provides insight into the underlying results of operations and facilitates comparison between Gentiva and other companies. For these reasons, management believes that Adjusted EBITDA information is useful to investors.

         The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP measures of net income as a measure of performance, or cash flows from operating, investing and financing activities as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of Adjusted EBITDA to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

         In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Item 9 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GENTIVA HEALTH SERVICES, INC.
                                               (Registrant)

                                               /s/ John R. Potapchuk
                                               -----------------------------
                                               John R. Potapchuk
                                               Senior Vice President and
                                               Chief Financial Officer

Date: April 10, 2003


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